NEWS RELEASE

EVEREST RE GROUP, LTD.
c/o ABG Financial &Management Services, Inc.
Parker House, Wildey Business Park, Wildey Road, St. Michael, Barbados

Contact:
Elizabeth B. Farrell
Vice President, Investor Relations
Everest Global Services, Inc.
908.604.3169

For Immediate Release

Everest Re Group Announces Third Quarter Earnings

        ST. MICHAEL, Barbados – October 18, 2004 — Everest Re Group, Ltd. (NYSE: RE) reported third quarter 2004 after-tax operating income1, which excludes realized capital gains and losses, of $4.8 million, or $0.08 per diluted share, a 96.2% decrease compared to $126.2 million, or $2.23 per diluted share, in the third quarter of 2003. Third quarter 2004 net income decreased 88.6% to $11.5 million, or $0.20 per diluted share, compared to $100.3 million, or $1.77 per diluted share, in the third quarter of 2003. Operating income differs from net income only by the exclusion of realized gains and losses on investments.

        For the nine months ended September 30, 2004, after-tax operating income was $330.7 million, or $5.82 per diluted share, a decrease of 2.0% compared to $337.4 million, or $6.20 per diluted share, in 2003. Net income in the first nine months of 2004 was $401.5 million, or $7.07 per diluted share, an increase of 32.0% compared to $304.2 million, or $5.59 per diluted share, in 2003.

        Gross premiums written for the third quarter of 2004 were $1.22 billion, a 1.8% decrease compared to $1.24 billion in 2003. Net premiums written were $1.18 billion, a decrease of 0.3% from $1.18 billion for the third quarter of 2003. The Company’s GAAP combined ratio in the third quarter was 108.5% compared to 95.0% in 2003. Net investment income for the third quarter was $123.8 million compared to $100.4 million in the third quarter of 2003. Cash flow from operations for the third quarter of 2004 was $498.1 million, an increase of 1.2% from $492.3 million in the third quarter of 2003.

        For the nine months ended September 30, 2004, gross premiums written were $3.53 billion, a 6.6% increase from $3.31 billion in the first nine months of 2003. Net written premiums grew 9.1% to $3.41 billion from $3.12 billion in 2003. The GAAP combined ratio for the first nine months of 2004 was 97.3% compared to 94.7% in 2003. Net investment income for the nine months ended September 30, 2004 was $361.5 million, an increase of 22.1% from $296.1 million in 2003. Cash flow from operations in the first nine months was $1.29 billion, compared to $1.17 billion in the first nine months of 2003.

        At September 30, 2004, the Company’s shareholders’ equity was $3.53 billion, or $62.98 per outstanding share. The change in book value represents a 11.7% increase from shareholders’ equity of $3.16 billion, or $56.84 per outstanding share, at December 31, 2003.

        Commenting on the Company’s results, Chairman and Chief Executive Officer, Joseph V. Taranto said, “Despite four hurricanes and two typhoons, our equity increased 5% in the quarter to over $3.5 billion, demonstrating the underlying strength of our company”.

        This news release contains forward-looking statements within the meaning of the U.S. federal securities laws. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the U.S. Federal securities laws. These statements involve risks and uncertainties that could cause actual results to differ materially from those contained in forward-looking statements made on behalf of the Company. These risks and uncertainties include the impact of general economic conditions and conditions affecting the insurance and reinsurance industry, the adequacy of our reserves, our ability to assess underwriting risk, trends in rates for property and casualty insurance and reinsurance, competition, investment market fluctuations, trends in insured and paid losses, catastrophes, regulatory and legal uncertainties and other factors described in our latest Annual Report on Form 10-K. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

        Everest Re Group, Ltd. is a Bermuda holding company that operates through the following subsidiaries: Everest Reinsurance Company provides reinsurance to property and casualty insurers in both the U.S. and international markets. Everest Reinsurance (Bermuda), Ltd., including through its branch in the United Kingdom, provides reinsurance and insurance to worldwide property and casualty markets and reinsurance to life insurers. Everest National Insurance Company and Everest Security Insurance Company provide property and casualty insurance to policyholders in the U.S. Everest Indemnity Insurance Company offers excess and surplus lines insurance in the U.S. Additional information on Everest Re Group companies can be found at the Group’s web site at www.everestre.com.

        A conference call discussing the second quarter results will be held at 8:30 a.m. Eastern Time on October 19, 2004. The call will be available on the Internet through the Company’s web site or at www.streetevents.com.

        Anyone receiving this release by wire or through the Internet may visit the Company’s web site to view supplemental financial information on the Company’s results. The supplemental information is located at www.everestre.com in the “Financial Reports” section of the “Investor Center”. The supplemental financial information may also be obtained by contacting the Company directly.

1 The company generally uses after-tax operating income, a non-GAAP financial measure, to evaluate its performance. After-tax operating income consists of net income excluding after-tax realized gains (losses) as the following reconciliation displays:

	Three Months Ended				Nine Months Ended
	September 30,					September 30,

(Dollars in thousands,
except per share amounts)	2004		2003		2004		2003

	amt	pds	amt	pds	amt	pds	amt	pds
	(unaudited)				(unaudited)
Net income/per diluted
share	$11,463	$0.20	$100,326	$1.77	$401,531	$7.07	$304,248	$5.59
After-tax realized gains
(losses)/per diluted share	6,697	0.12	(25,913)	(0.46)	70,839	1.25	(33,174)	(0.61)

After-tax operating
income/per diluted share	$4,766	$0.08	$126,239	$2.23	$330,692	$5.82	$337,422	$6.20

Although realized capital gains (losses) are an integral part of the Company’s insurance operations, the determination of realized capital gains (losses) is independent of the insurance underwriting process. The Company believes that the level of realized gains (losses) for any particular period is not indicative of the performance of the underlying business in that particular period. Providing only a GAAP presentation of net income makes it more difficult for users of the financial information to evaluate the Company’s success or failure in its basic business, and may lead to incorrect or misleading assumptions and conclusions. The Company understands that the equity analysts who follow the Company focus on after-tax operating income in their analyses for the reasons discussed above. The Company provides after-tax operating income to investors so that they have what management believes to be a useful supplement to GAAP information concerning the Company’s performance.

      — Financial Details Follow —

EVEREST RE GROUP, LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE INCOME
	Three Months Ended		Nine Months Ended
	September 30,		September 30,

(Dollars in thousands, except per share amounts)	2004	2003	2004	2003

	(unaudited)		(unaudited)
REVENUES:
Premiums earned	$1,139,862	$1,046,353	$3,199,185	$2,643,211
Net investment income	123,784	100,411	361,526	296,103
Net realized capital gains (losses)	10,125	(30,055)	91,898	(41,543)
Net derivative (expense) income	(6,595)	3,784	(5,965)	2,389
Other expense	(3,582)	(424)	(171)	(6,024)

Total revenues	1,263,594	1,120,069	3,646,473	2,894,136

CLAIMS AND EXPENSES:
Incurred losses and loss adjustment expenses	962,590	738,254	2,349,631	1,836,767
Commission, brokerage, taxes and fees	248,068	232,548	685,733	599,762
Other underwriting expenses	25,729	22,933	77,696	66,717
Interest expense on senior notes	9,737	9,733	29,209	29,197
Interest expense on junior subordinated debt	9,363	4,249	23,030	12,747
Interest expense on credit facility	339	327	997	1,035

Total claims and expenses	1,255,826	1,008,044	3,166,296	2,546,225

INCOME BEFORE TAXES	7,768	112,025	480,177	347,911
Income tax (benefit) expense	(3,695)	11,699	78,646	43,663

NET INCOME	$11,463	$100,326	$401,531	$304,248

Other comprehensive income (loss), net of tax	162,138	(126,705)	(37,466)	45,544

COMPREHENSIVE INCOME (LOSS)	$173,601	$(26,379)	$364,065	$349,792

PER SHARE DATA:
Average shares outstanding (000's)	55,991	55,499	55,898	53,514
Net income per common share - basic	$0.20	$1.81	$7.18	$5.69

Average diluted shares outstanding (000's)	56,712	56,562	56,798	54,408
Net income per common share - diluted	$0.20	$1.77	$7.07	$5.59

EVEREST RE GROUP, LTD.
CONSOLIDATED BALANCE SHEETS
	September 30,	December 31,
(Dollars in thousands, except par value per share)	2004	2003

	(unaudited)
ASSETS:
Fixed maturities - available for sale, at market value
(amortized cost: 2004, $9,427,646; 2003, $8,357,723)	$ 9,733,298	$ 8,726,886
Equity securities, at market value (cost: 2004, $437,372; 2003, $146,407)	455,306	154,381
Short-term investments	526,173	151,853
Other invested assets (cost: 2004, $132,956; 2003, $102,742)	133,659	103,359
Cash	178,966	184,859

Total investments and cash	11,027,402	9,321,338
Accrued investment income	129,743	113,989
Premiums receivable	1,250,007	1,047,856
Reinsurance receivables	1,246,842	1,284,139
Funds held by reinsureds	191,741	157,364
Deferred acquisition costs	354,018	333,214
Prepaid reinsurance premiums	75,806	98,384
Deferred tax asset	213,689	145,271
Other assets	215,126	187,981

TOTAL ASSETS	$ 14,704,374	$ 12,689,536

LIABILITIES:
Reserve for losses and adjustment expenses	$ 7,517,472	$ 6,361,245
Future policy benefit reserve	155,119	205,275
Unearned premium reserve	1,680,912	1,499,640
Funds held under reinsurance treaties	321,755	385,768
Losses in the course of payment	37,541	11,133
Contingent commissions	3,452	2,135
Other net payable to reinsurers	36,139	46,037
Current federal income taxes	65,030	41,308
8.5% Senior notes due 3/15/2005	249,949	249,874
8.75% Senior notes due 3/15/2010	199,317	199,245
Junior subordinated debt securities payable	546,393	216,496
Revolving credit agreement borrowings	70,000	70,000
Accrued interest on debt and borrowings	4,028	13,695
Other liabilities	283,501	222,785

Total liabilities	11,170,608	9,524,636

SHAREHOLDERS' EQUITY:
Preferred shares, par value: $0.01; 50 million shares authorized;
no shares issued and outstanding	--	--
Common shares, par value: $0.01; 200 million shares authorized;
(2004) 56.1 million and (2003) 55.7 million issued and outstanding	566	561
Additional paid-in capital	978,612	954,658
Unearned compensation	(7,610)	(5,257)
Accumulated other comprehensive income, net of deferred income taxes of
$99.6 million at 2004 and $117.5 million at 2003	242,611	280,077
Retained earnings	2,342,537	1,957,811
Treasury shares, at cost; 0.5 million shares (2004 and 2003)
	(22,950)	(22,950)

Total shareholders' equity	3,533,766	3,164,900

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$ 14,704,374	$ 12,689,536

EVEREST RE GROUP, LTD.
CONSOLIDATED STATEMENTS OF CASH FLOWS
	Three Months Ended		Nine Months Ended
	September 30,		September 30,

(Dollars in thousands)	2004	2003	2004	2003

	(unaudited)		(unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:	$ 498,065	$ 492,282	$ 1,290,580	$ 1,173,147

CASH FLOWS FROM INVESTING ACTIVITIES :
Proceeds from investments sold	146,308	354,750	1,278,400	973,973
Proceeds from investments maturing or called	151,995	266,219	511,876	668,164
Cost of investments acquired	(1,003,089)	(914,343)	(3,022,004)	(2,969,313)
Net sales (purchases) of short-term investments	306,441	(182,587)	(373,806)	(224,051)

Net cash used in investing activities	(398,345)	(475,961)	(1,605,534)	(1,551,227)

CASH FLOWS FROM FINANCING ACTIVITIES:
Common shares issued during the period	703	3,028	20,733	323,104
Dividends paid to shareholders	(5,608)	(4,996)	(16,805)	(14,567)
Net proceeds from issuance of junior subordinated notes	--	--	319,997	--

Net cash (used in) provided by financing activities	(4,905)	(1,968)	323,925	308,537

EFFECT OF EXCHANGE RATE CHANGES ON CASH	(20,436)	(7,625)	(14,864)	2,350

Net increase (decrease) in cash	74,379	6,728	(5,893)	(67,193)

Cash, beginning of period	104,587	134,909	184,859	208,830

Cash, end of period	$ 178,966	$ 141,637	$ 178,966	$ 141,637